SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2002

Borden Chemicals and Plastics Limited Partnership
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-9699	31-1269627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Highway 73, Geismar, Louisiana		70734
(Address of Principal Executive Offices)		(Zip Code)

(225) 673-6121
(Registrant’s Telephone Number, Including Area Code)

ITEM 2.    Acquisition or Disposition of Assets

As previously reported, Registrant’s operating subsidiary, Borden Chemicals and Plastics Operating Limited Partnership (the “Operating Partnership”), is a debtor in a Chapter 11 bankruptcy proceeding. On December 20, 2002, the Operating Partnership closed the sale of its Geismar, Louisiana PVC plant to Geismar Vinyls Corporation, an affiliate of The Westlake Group, for $5 million cash plus a promissory note for up to $4 million contingent upon the earnings performance of the assets. The Geismar plant was idled during the second quarter of 2002, and the sale of the Geismar PVC plant was approved by the Bankruptcy Court on August 21, 2002. This transaction was preceded by the February 28, 2002 sale of the Operating Partnership’s Addis, Louisiana plant to Shintech Louisiana LLC for approximately $38 million and the April 17, 2002, sale of the Operating Partnership’s Illiopolis, Illinois plant to Formosa Plastics Corporation for approximately $23 million.

Neither the Registrant nor its unitholders will receive any distribution from the Operating Partnership as a result of the sale of the Operating Partnership’s assets.

ITEM 5.    Other Events and Regulation FD Disclosure.

On December 23, 2002, the Registrant issued a press release announcing that it had filed its report on Form 10-Q for the quarterly period ended September 30, 2002 with the Commission and that termination of Registrant as a Delaware limited partnership, suspension of Registrant’s reporting obligations under the Securities Exchange Act of 1934 and the termination of trading in Registrant’s outstanding common units were expected to occur during the first quarter of 2003.

ITEM 7.    Financial Statements and Exhibits.

c. Exhibit

    99.1    Press Release dated December 23, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BORDEN CHEMICALS AND PLASTICS
LIMITED PARTNERSHIP
By: BCP Management, Inc., its General Partner

Date: December 23, 2002

By: /S/    ROBERT R. WHITLOW JR.
Vice President and
Chief Financial Officer
(Principal Accounting Officer &
Duly Authorized Signing Officer)

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